UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 9, 2012

DTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50335	77-0467655
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5220 Las Virgenes Road Calabasas, CA	91302
(Address of principal executive offices)	(Zip Code)

(818) 436-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On August 9, 2012, the board of directors of DTS, Inc. (the “Company”) appointed Thomas C.K. Yuen to serve as a Class II director of the Company for a term beginning August 22, 2012 and expiring at the Company’s 2014 annual meeting of stockholders, or until his successor is duly elected and qualified or his earlier death, resignation or removal.  Effective August 22, 2012, the Company’s board  will consist of eight directors, seven of whom are independent in accordance with the requirements regarding director independence set forth under applicable rules of the NASDAQ Stock Market.

As previously reported, on July 20, 2012, the Company completed its acquisition of SRS Labs, Inc. (“SRS”), pursuant to the Agreement and Plan of Merger and Reorganization, dated as of April 16, 2012 (the “Merger Agreement”), by and among the Company, certain wholly-owned subsidiaries of the Company and SRS.  Pursuant to the Merger Agreement, the Company agreed, subject to the fiduciary duties of the Company’s board of directors, to elect Mr. Yuen as a director of the Company following the completion of the acquisition.

Mr. Yuen will receive cash compensation consistent with the Company’s current directors for serving on the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DTS, INC.

Date: August 14, 2012	/s/ Melvin Flanigan
Melvin Flanigan
Executive Vice President, Finance and Chief Financial Officer
(principal financial and accounting officer)